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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 23, 1999, with respect to the consolidated financial statements and schedule of Avatech Solutions, Inc. and Subsidiaries, included in the Proxy Statement of PlanetCAD, Inc. that is made a part of the
Registration Statement (Form S-4 No. 33-      ) and Prospectus of
PlanetCAD, Inc. for the merger of Avatech Solutions, Inc. with a wholly-owned subsidiary of PlanetCAD, Inc.

                                          /s/ ERNST & YOUNG LLP

Baltimore, Maryland
May 24, 2002